UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 17, 2021

Commission File Number: 0-29923

Orbital Energy Group, Inc.
(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1924 Aldine Western, Houston, Texas	77038
(Address of Principal Executive Offices)	(zip code)

(832) 467-1420
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OEG	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Orbital Energy Group, Inc. (NASDAQ: OEG) (“We”, “Us”, “OEG” or the “Company”) entered into a Membership Unit Purchase agreement, dated November 17, 2021 (the “MUPA”), by and among the Company and the owners of all the issued and outstanding membership interests of Front Line Power Construction, LLC, a Texas limited liability company (“FLP” or “Front Line”). FLP is a Houston-based full service electrical infrastructure service company that has provided construction, maintenance, and emergency response services for customers since 2010 and will become a wholly owned subsidiary of the Company. All capitalized terms not defined herein are defined in the MUPA.

Subject to the terms and conditions set forth in the MUPA, the purchase price for FLP was $218,400,000, with the consideration structured as follows:

●	$100,000,000 in cash paid at closing;
●	Issuance of 12,022,018 shares of restricted common stock to the sellers of FLP, with an aggregate value of $32,760,000 based upon a per share value of $2.725; and
●	Issuance of two, unsecured promissory notes to the sellers of FLP, in the aggregate principal amount outstanding of $85,640,000.00 (“Seller Notes”).

The MUPA contains various customary representations, warranties and covenants. In connection with the MUPA, (i) the Company caused FLP to enter into the Employment Agreement with Kurt A. Johnson, Jr., a key employee of FLP, with base compensation ranging up to $250,000.00, (ii) we entered into the Registration Rights Agreement with the sellers of FLP, which provides for piggyback registration rights, (iii) we entered into a Lockup Agreements with the sellers of FLP, which provide for two (2) year lockups, and (iv) the Company caused FLP to enter into three primary real estate leases with related party affiliates of the sellers of FLP, with each lease providing for initial three (3) year terms.

The foregoing is only a summary description of the terms of the MUPA and related documents and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements filed as Exhibits to this Current Report on Form 8-K.

The information provided in response to Item 2.03 of this report is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement Registrant.

On November 17, 2021, we entered into a Credit Agreement and associated documents (the “Credit Agreement”) with Alter Domus (US), LLC (“Alter Domus”), as administrative agent and collateral agent and various lenders (the “Lenders”) in order to enable the Company to finance the acquisition of Front Line Power Construction, LLC (“Front Line”) (the “Acquisition”). All capitalized terms not defined herein are defined in the Credit Agreement.

Pursuant to the Credit Agreement, the Lenders made a Term Loan to Front Line in the initial principal amount of $105,000,000 for the purposes of financing the Acquisition and the associated expenses. The Term Loan initially bears interest at the three-month Adjusted LIBOR Rate, plus the Applicable Margin, of which 2.5% may be paid in-kind. The Term Loan shall be repaid in consecutive quarterly installments of $262,500, commencing on June 30, 2022. The Credit Agreement provides for mandatory prepayments on the occurrence of events such as sales of assets, Consolidated Excess Cash Flow and Excess Receipts during the term. The Credit Agreement provides for prepayment premiums (initially 5% on prepayments made in the first 30 months of the term, declining to 1% in the final year of the term). The Term Loan matures on November 17, 2026, subject to acceleration on Events of Default.

As collateral securing the Obligations, Front Line, together with its subsidiary, granted to Alter Domus, as administrative agent and collateral agent, a continuing security interest in all assets, other than equipment subject to equipment leases. The Obligations are guaranteed by the Company and its Subsidiaries. As additional collateral securing the Obligations, the Company has pledged all of its equity interests in Front Line and Front Line pledged all of its equity interests in Eclipse Foundation Group, Inc.

The Credit Agreement contains ordinary and customary provisions for agreements and documents of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable. The Credit Agreement also contains customary events of default. In the case of a continuing event of default, the administrative agent would be entitled to exercise various remedies, including the acceleration of amounts due under the Credit Agreement. The foregoing is only a summary description of the terms of the Credit Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements filed as Exhibits to this Current Report on Form 8-K.

In consideration for the lenders extending us financing, we issued 1,690,677 shares of our restricted common stock to the Lenders with certain anti-dilution rights, if we issue our common stock or preferred stock in a public or private transaction for an issuance price of less than $2.36, which expires when the Seller Notes are satisfied. The foregoing is only a summary description of the terms of the Subscription Agreement and does not purport to be complete and is qualified in its entirety by reference to the form of such agreement filed as an Exhibit to this Current Report on Form 8-K.

In connection with the acquisition of FLP we issued the Seller Notes described in Item 1.01. The foregoing is only a summary description of the terms of the Sellers Notes and does not purport to be complete and is qualified in its entirety by reference to the Seller Notes attached as Exhibits to this Form 8-K which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Items 1.01 and 2.03 of this report is incorporated by reference into this Item 3.02. All securities issued under the MUPA and Subscription Agreement were issued in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The issuance of our common stock was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid and the holders are all accredited or otherwise sophisticated parties.

Item 7.01 Regulation FD Disclosure.

On November 17, 2021, the Company issued a press release announcing the acquisition of Front Line.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Registrant under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
The Company will file the financial statements required by Item 9.01 (a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K required to be filed.

(b)	Pro Forma Financial Information
The Company will file the pro-forma financial statement required by Item 9.01 (b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release announcing closing of Front Line Power Construction, LLC acquisition
99.2	Membership Unit Purchase Agreement, dated November 17, 2021, by and among Orbital Energy Group, Inc., Kurt A. Johnson, Jr., and Tidal Power Group, LLC.
99.3	Unsecured Promissory Note, dated November 17, 2021, given by Orbital Energy Group, Inc. in favor of Kurt A. Johnson, Jr., and Tidal Power Group, LLC.
99.4	Unsecured Promissory Note dated November 17, 2021 given by Orbital Energy Group, Inc. in favor of Tidal Power Group, LLC.
99.5	Lock Up Letter Agreement, dated November 17, 2021, by and between Orbital Energy Group, Inc., and Kurt A. Johnson, Jr.
99.6	Lock Up Letter Agreement dated November 17, 2021 by and between Orbital Energy Group, Inc. and Tidal Power Group, LLC.
99.7	Registration Rights Agreement, dated November 17, 2021, by and among Orbital Energy Group, Inc., Kurt A. Johnson, Jr., and Tidal Power Group, LLC.
99.8	Industrial Triple Net Lease, dated November 17, 2021, by and between Danbury Property Company LLC and Front Line Power Construction, LLC.
99.9	Industrial Triple Net Lease, dated November 17, 2021, by and between Manvel Property Management and Front Line Power Construction, LLC
99.10	Industrial Triple Net Lease, dated November 17, 2021, by and between Oak Property Group and Front Line Power Construction, LLC
99.11
Credit Agreement, dated November 17, 2021, by and among the lenders identified therein, Alter Domus, as administrative and collateral agent for each of the lenders, Orbital Energy Group, Inc., Front Line Power Construction, LLC, and certain subsidiaries thereof. [without schedules]

99.12	Pledge Agreement, dated November 17, 2021, by and between Orbital Energy Group, Inc. and Alter Domus (US) LLC, in its capacity as collateral agent for each Secured Party.
99.13	Security Agreement, dated November 17, 2021, by and between Front Line Power Construction, LLC, and Alter Domus (US) LLC, as collateral agent for each Security Party
99.14	Form of Subscription Agreement with Lenders dated November 17, 2021 relating to the issuance of 1,690,677 shares of our restricted common stock.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 22nd day of November, 2021.

Orbital Energy Group, Inc.
(Registrant)

By:	/s/ William Clough
William Clough
Chief Legal Officer